EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-22877, No. 33-37159, No. 33-57350, No. 33-61085, No. 333-06859, No. 333-32555, No. 333-62917, No. 333-81787, No. 333-31304, No. 333-37216, No. 333-41688, No. 333-47722, No. 333-54384, No. 333-56776, No. 333-61682, No. 333-87382, No. 333-105296, No. 333-115658, and No. 333-125904) and Form S-3 (No. 333-44746) of Altera Corporation of our report dated March 14, 2006, except for the restatement described in Note 3 to the consolidated financial statements and the matter described in the penultimate paragraph in Management’s Report on Internal Control Over Financial Reporting, as to which the date is October 23, 2006, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 23, 2006